Contact:
Universal Travel Group	CCG Investor Relations
Mr. Jing Xie, Vice President	Mr. Crocker Coulson, President
Phone: +86-755-83668489	Phone: +1-646-213-1915 (New York)
Email: 06@cnutg.cn	Email: crocker.coulson@ccgir.com
www.us.cnutg.com	www.ccgir.com

Universal Travel Group Retains CCG Investor Relations

SHENZHEN, China, Aug 06, 2008 – Universal Travel Group (OTC BB: UTVG.OB) (“Universal Travel Group” or the “Company”), a fast growing travel services provider in China specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing, hotel reservation and air cargo agency services, today announced that it has retained CCG Investor Relations ("CCG") to design and execute its investor relations campaign.

Founded in 1998, Universal Travel Group is engaged in the travel business and the provision of travel related services, including airline ticketing, packaged tours, hotel reservation and air cargo agency services, and technological solutions for travel reservations. With headquarters in Shenzhen, Guangdong province, the Company is led by an experienced management team. Universal Travel Group’s 100% owned subsidiaries in China are Shenzhen Yuzhilu Aviation Service Co., Ltd., specializing in air ticketing; Speedy Dragon, specializing in air cargo agency services; Xi'an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservations and Foshan Overseas International, specializing in overseas travel. Currently, about 60% of the Company’s revenue is derived from packaged tour services. The online travel market is an emerging, fast-growing, and highly fragmented industry in China. Universal Travel Group has been able to achieve a leading position in this market with a strong and sustainable first-mover advantage in a duopoly market. Universal Travel Group has been leading the trend in the industry by initially engaging in the air-ticketing services business and then successfully integrating the air cargo agency, online hotel booking and packaged tours businesses into it.

“We look forward to working with CCG to improve our communication with the investment community and the financial media as we pursue our goal of becoming China's leading online travel services provider in all fields of the tourism industry including air-ticketing services, air cargo agency services, hotel booking and tour packaging business segments,” said Ms. Jiangping Jiang, Chairperson and CEO of Universal Travel Group.

With the tremendous publicity surrounding the 2008 Beijing Olympic Games approaching, the volume of travelers in and out of China will definitely bring enormous market opportunities. Additionally, the disposable income of the average Chinese consumer is expected to increase, and the Company believes this will immediately translate to greater demand for air travel and vacations. The World Travel Association stated that China’s vacation and commercial travel market is expected to maintain a growth rate of 10% per year over the next 10 years.

“We are excited to be working with such a promising client in the growing travel industry in China,” said Crocker Coulson, President of CCG. “Universal Travel Group clearly distinguishes itself from industry peers with its consistent operating history, and management expertise. With its services reaching extensively nationwide, it is also known for tour packages to the Silk Road and Tibet. Internationally, it also provides packaged tours to destinations such as Southeast Asia and Europe, and has plans to reach the USA and Canada.”

About Universal Travel Group

Universal Travel Group, a fast growing travel services provider in China, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout China via the internet and through customer representatives. Under the theme "Wings towards a more colorful life" the company's core services include tour packaging for customers, booking services for air tickets and hotels as well as air cargo transportation. In 2007, Universal Travel Group completed the acquisitions of Speedy Dragon, specializing in air cargo transportation; Xi'an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a China-based company that handles domestic and international travel inquiries. Universal Travel Group's goal is to become China's leading travel services provider in all fields of the tourism industry including the aviation, cargo, hotel booking and tour packaging segments. For more information, visit http://us.cnutg.com.

About CCG

CCG is uniquely positioned to provide an outsourced, high-level investor relations solution that combines in-depth understanding of Asia's corporate culture and economic scene with a direct pipeline into the leading funds and broker-dealers in the United States. CCG is a global, full-service investor relations agency with corporate headquarters in Los Angeles, and offices in New York, Newport Beach, Dallas, Beijing, Shanghai and Shenzhen. For further information, contact CCG or visit the Company's website at http://www.ccgir.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include 'forward-looking statements' within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are 'forward-looking statements'. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

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Contact:
Universal Travel Group	CCG Investor Relations
Mr. Jing Xie, Vice President	Mr. Crocker Coulson, President
Phone: +86-755-83668489	Phone: +1-646-213-1915 (New York)
Email: 06@cnutg.cn	Email: crocker.coulson@ccgir.com
us.cnutg.com	www.ccgir.com

Universal Travel Group Announces Record Second Quarter 2008 Results

•   Revenue Climbs 104.2% year-over-year to $14.3 Million

SHENZHEN, China, August 7, 2008 – Universal Travel Group (OTC BB: UTVG.OB) (“Universal Travel Group” or the “Company”), a fast growing travel services provider in China specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing, hotel reservation and air cargo agency services, today reported financial results for the second quarter ended June 2008.

Second Quarter of 2008 Highlights

•	Revenues more than doubled year-over-year to a record $14.3 million
•	Gross profit increased 58.8% to $4.2 million
•	Net income was $2.1 million, or $0.057 per diluted share

Second Quarter of 2008 Results

Revenue for the second quarter of 2008 increased to a record of $14.3 million, up 104.2% from $7.0 million in the second quarter of 2007. This increase in revenue was primarily due to the company’s strategic expansion into the hotel reservations and packaged tours businesses through the acquisitions of Xi’an Golden Net Travel Service Company Limited, Shanghai Lanbao Travel Service Company Limited and Foshan Overseas International Travel Service Co., Ltd.

Gross profit for second quarter of 2008 was $4.2 million, up 58.8% from $2.6 million in the second quarter of 2007. Gross margin for the quarter was 29.0% compared to 37.3% in the same period a year ago. The decline in gross margin was the result of the acquisitions of businesses with lower gross margins in 2007.

Net income in the second quarter of 2008 was $2.1 million or $0.057 per fully diluted share, up 28.0% from $1.7 million, or $0.051 per fully diluted share in the same period of 2007. Net margin in the second quarter of 2008 was 14.7% compared with 23.5% in the second quarter of 2007.

“We are pleased to announce the record revenues in the second quarter of 2008, which reflects the very strong demand for travel services in China and our success in introducing differentiated, high value package tours and other products that are well suited to the tastes of Chinese consumers,” said Ms. Jiangping Jiang, Chairperson and CEO of Universal Travel Group. “The synergies as the result of integration of the different business segments have weathered the effects of the earthquakes in May 2008 on our business, and will allow the Company to provide multiple products to satisfy customers’ travel needs and strengthen our financial performance.”

Universal Travel Group’s strong revenue growth in the second quarter of 2008 was the result of the Company’s acquisitions combined with its steady organic growth despite seasonality and the occurrence of unexpected events. Revenues generated from the hotel reservations and packaged tour services comprised 9.8% and 58.9% of total revenue, respectively. Revenue from Universal Travel Group’s air-ticketing segment increased 5.5% to $1.9 million for the second quarter of 2008 from $1.8 million for the same period last year. This increase was due to seasonality of the travel industry. Revenue generated by the air cargo agency segment for the second quarter of 2008 was $2.5 million compared to $5.2 million for the same period of 2007. The 51.0% decline was due to the increase in oil prices, and increased security inspection on imports and exports due to the 2008 Beijing Olympics.

āFor the second quarter of 2008, selling, general and administrative expenses increased 90.2% to $1.3 million, or 8.7% of revenue, from $0.7 million, or 9.4% of revenue in the same period of 2007. The increase in selling, general and administrative expenses was mainly due to expenses occurred in operating the Xi’an Golden Net Travel Service Company Limited, Shanghai Lanbao Travel Service Company Limited and Foshan Overseas International Travel Service Co., Ltd. The decline in selling, general and administrative expenses as a percentage of revenue was due to operational efficiencies.

Stock based compensation was due to options issued to U.S independent directors.

Operating income in the second quarter of 2008 was $2.9 million, up 46.5% from $2.0 million in the second quarter of 2007.

Interest expense in the second quarter of 2008 was $28,297 compared to $20,302 in the comparable period a year ago. The increase in interest expense was due to short term bank loans to finance the Company’s expansion.

Six Month Financial Results

For the first six months of 2008, revenue increased to $24.4 million, up 74.6% from $14.0 million in the first six months of 2007. Gross profit increased 43.7% in the first six months of 2008 to $7.0 million from $4.9 million in the comparable period a year ago. Gross margin was 28.7% in the first six months of 2008 compared to 34.9% in the first six months in 2007. Net income for the first half of 2008 was $3.6 million or $0.096 per fully diluted share, up 55.2% from $2.3 million, or $0.071 per fully diluted share in the first half of 2007.

Financial Condition

As of June 30, 2008, Universal Travel Group had $5.5 million in cash and cash equivalents, including short term borrowings of $1.7 million. As of June 30, 2008, Universal Travel Group had $6.5 million in total liabilities. Shareholders’ equity stood at $25.9 million on June 30, 2008, up from $21.7 million on December 31, 2007. Working capital was $12.2 million. Net cash from operating activities during the first half of 2008 was $1.4 million.

Business Outlook

China’s double digit growth in its GDP and its 10% growth rate in domestic vacation and commercial travel market are expected to continue their trend over the next 10 years. This creates a great opportunity for Universal Travel Group to capture a greater share of this fast-growing travel market. In China, more than 50% of internet users book hotels through the internet, and this option has gradually replaced traditional phone call bookings as the primary method. Furthermore, China is expected to be one of the most attractive countries for tourism; with developed cities on the east coast and southern part of China, the western region has its own tourism opportunities due to its wonderful natural resources and rich cultural landscapes, which have already attracted many domestic and overseas travelers.

After careful assessment of the devastating earthquake in Sichuan Province on May 12, 2008 on Universal Travel Group’s business, the Company continues to believe it can achieve its previously stated targets of revenue between $69 million and $73 million and net income between $12 million and $14 million for the year 2008, not including stock based compensation.

“We initiated our on-line strategy in the second quarter of 2008, and have been able to capture market share from businesses and consumers in our packaged tours, hotel reservation and air ticketing segments. The second quarter of each year is normally the low season. However, due to our online initiatives, we achieved a 60% revenue increase in hotel bookings quarter-to-quarter, and a 13% revenue increase in air-ticketing quarter-to-quarter. Our online strategy has created synergies among the Company’s four segments, providing ample cross-marketing opportunities, while strengthening our pricing and bargaining power,” stated Ms. Jiang.

The Company is optimistic about the remainder of the year. The summer is usually very strong seasonally and Universal Travel Group should see additional strength in its business due to the 2008 Beijing Olympics. The Company made a number of critical, strategic acquisitions in 2007 but its focus in 2008 is on achieving strong organic growth and creating strong synergies among acquired companies.

Conference Call Information

Management will conduct a conference call at 9:00 am EST on Thursday, August 7, 2008 to discuss its second quarter 2008 results. Hosting the call will be Crocker Coulson, President of CCG, joined by Ms. Jiangping Jiang, Chairperson and Chief Executive Officer, Mr. Huijie Gao, Vice President of Corporate Finance and Mr. Jing Xie, Vice President. To participate in the live conference call, please dial the following number approximately 15 minutes prior to the scheduled conference call time: 888-482-0024. International callers should dial 617-801-9702. When prompted by the operator, please mention Conference Passcode 780 636 61. If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Thursday August 7 at 11:00 a.m. Eastern Daylight Time. To access the replay, please dial 888-286-8010 and enter the passcode 12881388. International callers should dial 617-801-6888 and enter the same passcode 12881388.

About Universal Travel Group

Universal Travel Group, a fast growing travel services provider in China, is engaged in providing reservations, bookings, and domestic and international travel and tourism services throughout China via the internet and through customer representatives. Under the theme "Wings towards a more colorful life" the company's core services include tour packaging for customers, booking services for air tickets and hotels as well as air cargo transportation. In 2007, Universal Travel Group completed the acquisitions of Speedy Dragon, specializing in air cargo agency; Xi'an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservations and Foshan Overseas International, a China-based company that handles domestic and international travel inquiries. Universal Travel Group's goal is to become China's leading travel services provider in all fields of the tourism industry including the aviation, cargo, hotel booking and tour packaging segments. For more information, visit http://us.cnutg.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include 'forward-looking statements' within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are 'forward-looking statements'. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

— Financial tables follow —

UNIVERSAL TRAVEL GROUP
CONSOLIDATED BALANCE SHEETS (Amounts in U.S. dollars)
JUNE 30, 2008 and DECEMBER 31, 2007

	2008	2007
ASSETS
Current Assets
Cash and cash equivalents	5,489,737	2,671,684
Accounts receivable, net	7,112,192	5,403,820
Other receivables and deposits, net	328,457	1,297,426
Refundable acquisition deposit	-	1,453,050
Due from shareholders	267,055	1,444,818
Trade deposit	4,773,333	2,650,744
Advances	655,977	616,861
Prepaid expenses	84,403	713,668
Total Current Assets	18,711,154	16,252,071

Property & equipment, net	120,675	127,393
Intangible assets	1,762	18,626
Goodwill	13,526,809	13,526,809
	13,649,246	13,672,828
Total Assets	32,360,400	29,924,899

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable – bank	1,107,872	1,288,554
Note payable – others	599,737	1,576,750
Accounts payable and accrued expenses	2,750,295	3,604,666
Customer deposits	1,342,918	1,132,886
Income tax payable	681,211	664,995
Total Current Liabilities	6,482,033	8,267,851

Stockholders' Equity

Common stock, $.001 par value, 70,000,000
shares authorized, 37,031,258 and 36,809,036 issued and outstanding	37,032	36,810
Additional paid in capital	8,673,671	8,601,534
Other comprehensive income	1,116,566	545,164
Statutory reserve	372,144	372,144
Retained earnings	15,678,954	12,101,396
Total Stockholders' Equity	25,878,367	21,657,048
Total Liabilities and Stockholders' Equity	32,360,400	29,924,899

UNIVERSAL TRAVEL GROUP

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in U.S. Dollars) (Unaudited)

FOR THE SECOND QUARTER OF 2008 ENDED JUNE 30,

	2008	2007

Gross revenues,	$14,344,739	$7,024,363
Cost of services	10,184,990	4,405,393
Gross Profit	4,159,749	2,618,970
Selling, general and administrative expenses	1,251,876	658,149
Stock based compensation	45,790	-

	1,297,666	658,149
Income from operations	2,862,083	1,960,821

Other Income (Expense)
Loss on asset disposal	-	-
Other income	5,504	-
Interest income	10,525	4,728
Interest expense	(28,297)	(20,302)
Total Other Income (Expense)	(12,268)	(15,574)
Income before income taxes	2,849,815	1,945.247

Provision for income taxes	736,122	293,335
Net income	$2,113,693	$1,651,912

Net income per common share
Basic	$.057	$.051
Diluted	$.057	$.051
Weighted average common shares outstanding
Basic	36,920,147	32,692,142
Diluted	37,086,813	32,692,142

UNIVERSAL TRAVEL GROUP

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in U.S. Dollars) (Unaudited)

FOR THE SIX MONTHS ENDED JUNE 30,

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$3,577,557	$2,305,522
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	38,877	37,715
Loss on asset disposal	1,105
Stock based compensation	155,802	633,360
(Increase) / decrease in assets:
Accounts receivable	(1,708,372)	(1,489,590)
Other receivable	968,969	(406,551)
Advances	(39,116)	(2,229,923)
Due from shareholder	1,177,763	49,863
Prepaid expenses	(54,172)	10,674
Trade deposits	(2,122,588)	192,593
Deposits	-	5,633
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses	(854,371)	363,495
Customer deposits	210,032	-
Income tax payable	16,216	33,188
Total Adjustments	(2,209,855)	(2,799,543)

Net cash provided by(used in) operating activities	1,367,702	(494,021)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	(17,063)	(31,572)
Proceeds from asset disposal	663	-
Acquisition deposits	1,453,050	1,994,254
Paid for acquisition – net of cash acquired	-	(2,982,200)
Net cash used by Investing activities	1,436,650	(1,019,518)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayments)Proceeds from bank loan – net	(180,682)	1,178,403
Proceeds of equity financing	599,994	-
Note payable – others	(977,013)	-
Net cash provided by financing activities	(557,701)	1,178,403
Effect of exchange rate changes on cash and cash equivalents	571,402	111,592

Net change in cash and cash equivalents	2,818,053	(223,544)
Cash and cash equivalents, beginning balance	2,671,684	$1,043,555
Cash and cash equivalents, ending balance	$5,489,737	$820,011

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Interest payments	$28,297	$20,302
Income Taxes	$719,906	$485,965
Other non-cash transactions
Purchased Goodwill		$(3,621,513)
Fair value of assets purchased less cash acquired		(360,687)
Acquisition financed with stock issuance		1,000,000
Acquisition paid for with cash – net of acquired		$(2,982,200)

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